Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Pre-effective Amendment No. 2 to Form F-1 of our report dated August 4, 2022, with respect to our audit of the consolidated financial statements of Harden Technologies Inc. for the year ended December 31, 2021, which report appears in the Prospectus, and part of this Registration Statement. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Friedman LLP

New York, New York

July 13, 2023